UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2021

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2021, American Campus Communities Operating Partnership LP (the “Operating Partnership”) American Campus Communities, Inc. (the “Company”) and American Campus Communities Holdings LLC, a wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Wells Fargo Securities, LLC, for themselves and representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell to the Underwriters $400,000,000 aggregate principal amount of its 2.250% Notes due 2029 (the “Notes”), which issuance and sale closed on October 7, 2021. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Notes are fully and unconditionally guaranteed by the Company pursuant to a Guarantee, dated April 2, 2013. The terms of the Notes are governed by an Indenture, dated as of April 2, 2013, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 2, 2013 and the Second Supplemental Indenture, dated as of June 21, 2019 (collectively, the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness and requirements to maintain unencumbered assets, in each case subject to the exceptions set forth in the Indenture.

The offering of the Notes is described in the Company’s and the Operating Partnership’s Prospectus Supplement dated October 5, 2021 to the Prospectus dated April 29, 2021. The Notes were issued pursuant to the Company’s and the Operating Partnership’s existing shelf registration statement. The description in this Current Report of the Notes is not intended to be a complete description, and the description is qualified in its entirety by the full text of the form of the Note, which is filed as Exhibit 4.4 hereto and incorporated by reference herein.

After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes was approximately $394.4 million. The Operating Partnership intends to use the net proceeds to repay borrowings under its revolving credit facility, to fund projects in its current development pipeline and for general business purposes.

The Trustee, an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters of this offering, is serving as trustee under the Indenture. Certain Underwriters or their affiliates are lenders under the Operating Partnership’s revolving credit facility and will receive their pro rata portions of any amounts repaid under the revolving credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

1.1*	Underwriting Agreement, dated October 5, 2021, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

4.1	Form of Indenture, dated as of April 2, 2013, among American Campus Communities Operating Partnership LP, as issuer, American Campus Communities, Inc., as guarantor, and U.S. Bank National Association, as trustee. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on April 3, 2013.

4.2	Form of First Supplemental Indenture, dated as of April 2, 2013, among American Campus Communities Operating Partnership LP, as issuer, American Campus Communities, Inc., as guarantor, and U.S. Bank National Association, as trustee. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on April 3, 2013.

4.3	Form of Second Supplemental Indenture, dated as of June 21, 2019, among American Campus Communities Operating Partnership LP, as issuer, American Campus Communities, Inc., as guarantor, and U.S. Bank National Association, as trustee. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on June 21, 2019.

4.4*	Form of American Campus Communities Operating Partnership LP 2.250% Senior Note due 2029.

4.5	Form of Guarantee of American Campus Communities, Inc. Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K of American Campus Communities, Inc. (File No. 001-32265) and American Campus Communities Operating Partnership LP (File No. 333-181102-01) filed on April 3, 2013.

5.1*	Opinion of Dentons US LLP as to the legality of the securities registered

8.1*	Opinion of Dentons US LLP as to certain tax matters

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto)

23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

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